May 2, 2016 – 8:00am

Air Industries Group (the "Company" or "Air Industries") Will Announce
First Quarter Results and Conference Call

Hauppauge, NY -- (Marketwired – May 2, 2016 – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (NYSE MKT: AIRI), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, will report financial results for the three months ended March 31, 2016 at 4:00P EST today; May 2nd 2016.

Air Industries will host a conference call to discuss financial results for Calendar Year 2015 on Monday, May 2, 2016 at 4:30pm EST. Dial-In: 785-830-1942 Conference Code: 8010845.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, its belief that the slowdown caused by the Sequester is continuing, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com